                                                                     EXHIBIT 2.2


                              EXCHANGE AGREEMENT
                              ------------------

          This Exchange Agreement (the "Agreement"), dated as of March 10, 2000,
                                        ---------
is by and among Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), Post Advisory Group, Inc., a California corporation (on behalf
      -------
of it and certain of its affiliates, "Post"), and Balo Precision Parts, Inc.,
                                      ----
Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Aeromet America, Inc., Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., PA&E International, Inc., Skagit Engineering & Manufacturing, Inc. and Seismic Safety Products, Inc. (the "Guarantors").
                                                            ----------
Certain other terms used herein are defined in Section 1 hereof.
                                               ---------

                                   Recitals
                                   --------

          A. Post holds at least $4.0 million in aggregate principal amount of the Company's 11 1/4% Senior Subordinated Notes due 2005 (the "Notes");
                                                               -----

          B. The Notes are guaranteed on a senior subordinated basis by a Subsidiary Guarantee dated as of July 30, 1998 by each of the Guarantors except Skagit Engineering & Manufacturing, Inc. ("Skagit"), and dated as of June 1, 1999 by Skagit (the "Note Guarantee").
                     --------------

          C.  Post and certain of its affiliates desire to exchange (the

"Exchange") $4.0 million in principal amount of the Notes, plus accrued but
---------
unpaid interest thereon through the date hereof, issued by the Company (the

"Existing Notes") and the Note Guarantee issued by the Guarantors, for 993,103
---------------
shares of the Company's common stock, par value $.001 per share (the "Exchange
                                                                      --------
Common Stock") and a subsidiary guarantee to be issued by the Guarantors
------------
relating to the payment of dividends on the Exchange Common Stock, such subsidiary guarantee in the form attached hereto as Exhibit A (the "Dividend
                                                    ---------       --------
Guarantee");
---------

          D. The Notes and the Note Guarantee were originally issued in a registered offering and Post and certain of its affiliates desire that the Exchange Common Stock be issued free of resale restrictions (so long as Post and its affiliate holders are not affiliates of the Company); and

          E. the Company and Post desire to undertake the Exchange in reliance on Section 3(a)(9) of the Securities Act as an exemption from the registration requirements of Section 5 of such Act.

                                   Agreement
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing recitals and for good consideration, the parties hereto agree as follows:

          Section 1.  DEFINITIONS.

          As used herein, the following terms shall have the following meanings.

          "Articles of Incorporation" shall mean the Articles of Incorporation
           -------------------------
of the Company, as in effect on the date hereof.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other similar or successor agency of the federal government administering the Securities Act.

          "Company" shall have the meaning assigned to such term in the Preamble
           -------
to this Agreement.

          "Dividend Guarantee" shall have the meaning assigned to such term in
           ------------------
the Recitals of this Agreement.

          "Exchange" shall have the meaning assigned to such term in the
           --------
Recitals of this Agreement.

          "Exchange Common Stock" shall have the meaning assigned to such term
           ---------------------
in the Recitals of this Agreement.

          "Existing Notes" shall have the meaning assigned to such term in the
           --------------
Recitals of this Agreement.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
financial condition, business or properties of the Company or (ii) the ability of the Company to perform its obligations under this Agreement.

          "Notes" shall have the meaning assigned to such term in the Recitals
           -----
of this Agreement.

          "Note Guarantee" shall have the meaning assigned to such term in the
           --------------
Recitals of this Agreement.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          Section 2.  EXCHANGE OF SECURITIES

          2.1  Authorization and Issuance of Exchange Common Stock and the
               -----------------------------------------------------------
Dividend Guarantee. The Company has duly authorized (i) the issuance of the
------------------
Exchange Common Stock and the Dividend Guarantee and (ii) the Company's entering into the Exchange Agreement. Each of the Guarantors has duly authorized (i) the issuance of the Dividend Guarantee and (ii) its entering into the Exchange Agreement. The Company has a sufficient number of shares of common stock authorized in order to issue the Exchange Common Stock.

          2.2  Exchange.  Subject to the terms and conditions set forth herein,
               --------
the Company agrees to issue the Exchange Common Stock and the Guarantors agree to provide the Dividend Guarantee to Post (or its affiliates) in exchange for Post's delivery of the Existing Notes and the Note Guarantee relating to such Notes to the Company for cancellation.

          2.3  The Closing.  On the date hereof, the Company hereby agrees to
               -----------
deliver to Post and Post hereby agrees to accept the Exchange Common Stock and the Dividend Guarantee, upon Post's delivery of the Existing Notes and the Note Guarantee relating to such Notes to the Company (or Bank of New York, as trustee under the indenture governing the Notes) for cancellation. The Company will deliver to Post a certificate or certificates representing the common stock constituting the Exchange Common Stock and the Dividend Guarantee, registered in the name of Post, except that, if Post shall notify the Company in writing prior to such issuance that it desires certificates for the Exchange Common Stock to be registered in the name or names of any affiliate of Post or any nominee or nominees for his or their benefit, then the certificates for such Exchange Common Stock and the Dividend Guarantee shall be registered in the name or names specified in such notice. In exchange for the Exchange Common Stock and the Dividend Guarantee, Post will deliver to the Company and the Company hereby agrees to accept the Existing Notes and the Note Guarantee relating such Notes.

          The closing of the Exchange, as contemplated herein, shall be held at the offices of Milbank, Tweed, Hadley & McCloy LLP located at 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, on the date hereof, or at such other place as all parties hereto may mutually agree.

          Section 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents, warrants and covenants to Post that as of the date hereof:

          3.1  Organization; Power and Authority. The Company is a corporation
               ---------------------------------
duly organized and validly existing under the laws of the State of Washington. The Company and the Guarantors have all requisite corporate power and authority to own or hold under lease the properties they purport so to own or hold, to transact their business as now transacted and proposed to be transacted, and the Company and the Guarantors have all requisite corporate power and authority to execute and deliver this Agreement, and to perform their respective obligations hereunder. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

          3.2  Authorization, Etc. The execution, delivery and performance of
               ------------------
this Agreement, the consummation of the transactions contemplated hereby and thereby (including the issuance and delivery of the Exchange Common Stock) have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby (including the issuance and delivery of the Dividend Guarantee) have been duly authorized by all necessary corporate action on the part of the Guarantors, and this Agreement constitutes the legal, valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms.

          3.3  Capital Stock. Upon the issuance of the Exchange Common Stock
               -------------
under this Agreement, the total number of shares of capital stock which the Company will have authority to issue under the Company's Articles of Incorporation is a maximum of 105,000,000 shares, consisting of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Immediately after the issuance of the Exchange Common Stock under this Agreement, 22,479,270 shares of Common Stock will be issued and outstanding and 136,647 shares of the Company's Series B Convertible Preferred Stock will be issued and outstanding.

          3.4  Compliance with Laws, Other Instruments of the Company, Etc. None
               -----------------------------------------------------------
of the execution and delivery of this Agreement, or the issue and sale of the Exchange Common Stock or the Dividend Guarantee or the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the Articles of Incorporation or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency (other than filings which will be made by the Company as may be required by applicable state securities laws), or any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument or result in a Material Adverse Effect.

          3.5  Governmental Consent. Other than filings required by any
               --------------------
applicable state securities laws which shall be made by the Company, neither the nature of the Company or of any of its respective businesses or properties, nor any relationship between the Company and any other Person, nor (except as expressly provided for in this Agreement) any circumstance in connection with the offer, issue or sale of the Exchange Common Stock or the Dividend Guarantee is such as to require the consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the Guarantors as a condition to the execution and delivery of this Agreement or any other document required in connection with the authorization, offer, sale and/or issuance of the Exchange as set forth herein.

          3.6  No Commission.  To the knowledge of the Company, no commission or
               -------------
other remuneration has been paid by any Person, directly or indirectly, for the solicitation of the Exchange. Neither the Company nor the Guarantors have paid, nor have they accepted payment, directly or indirectly, commission or other remuneration for the solicitation of the Exchange.

          3.7  Registration of Existing Notes. The Notes were initially issued
               ------------------------------
by the Company in an offering registered under the Securities Act and therefore the Notes are not subject to resale restrictions (other than restrictions imposed by law on affiliates of the Company). Based in part on the representations of Post contained in Section 4 hereof and upon consummation of the Exchange as set forth herein, the Exchange Common Stock will not be subject to restrictions on resale (other than restrictions imposed by law on affiliates of the Company).

          3.8  Compliance with Exchange Act. The Company has timely filed all
               ----------------------------
reports required to be filed by it under the Securities Exchange Act of 1934, as amended (and the rules and regulations adopted by the Commission thereunder) during the Company's current fiscal year.

          3.9  Nasdaq Listing. The Company shall cause the Exchange Common Stock
               --------------
to be quoted on the Nasdaq National Market as soon as reasonably possible after the date hereof, but in no event later than March 31, 2000.

          Section 4.  REPRESENTATIONS AND WARRANTIES OF POST

          Post hereby represents, warrants and covenants to the Company that as of the date of its execution of this Agreement:

          4.1  General Representations and Covenants.
               -------------------------------------

               (a) This Agreement is made by the Company with Post in reliance upon Post's representations and covenants made in this Section 4, which by
                                                       ---------
Post's execution of this Agreement, it hereby confirms.

               (b) Post is aware that the sale provided for in this Agreement and the issuance of the Exchange Common Stock hereunder is exempt pursuant to
Section 3(a)(9) of the Securities Act, and that the Company's reliance on such exemption is predicated on Post's representations set forth herein.

          4.2  Ownership of Notes. Post is the sole legal and beneficial owner
               ------------------
of the Notes to be exchanged by Post hereunder and is conveying the Notes and the Note Guarantee relating to such Notes to the Company free and clear of any liens, claims, interests, charges or other encumbrances. Post has neither previously sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, the Notes to be exchanged by Post hereunder, nor has Post entered into any agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, such Notes.

          4.3  Due Authorization. Post represents and warrants that (i) the
               -----------------
execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by Post and constitutes the valid and binding obligation of Post, enforceable against it in accordance with its terms.

          4.4  Tax Advisors. Post has reviewed with its own tax advisors the
               ------------
federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Post is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understand that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

          4.5  Non-Public Information. Post acknowledges that the Company is
               ----------------------
aware and will in the future continue to be aware of non-public information concerning the Company and its affiliates that may or may not be independently known to Post (all of such non-public information referred to in this paragraph is hereinafter referred to as the "Non-Public Information"). Post agrees to exchange the Existing Notes for the Exchange Common Stock notwithstanding that Post is aware that the Non-Public Information exists and that it has not been disclosed by the Company to Post, and Post confirms and acknowledges that neither the existence of the Non-Public Information, nor the substance of it, nor the fact that it has not been disclosed by the Company to it is material to it or to its determination to execute this letter and to consummate the Exchange pursuant hereto.

          4.6  Sophisticated Person. Post is a sophisticated seller with respect
               --------------------
to the Notes to be exchanged hereunder and Post has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Exchange. Post has independently made its own analysis and decision to enter into this agreement based on such information as Post has deemed appropriate.

          4.7  No Commission. To the knowledge of Post, no commission or other
               -------------
remuneration has been paid by any Person, directly or indirectly, for the solicitation of the Exchange. Post has not paid, nor has it accepted payment, directly or indirectly, commission or other remuneration for the solicitation of the Exchange.

          Section 5.  MISCELLANEOUS

          5.1  Notices.
               -------

               (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid or delivered by courier, personal delivery or confirmed facsimile transmission:

               (i)  if to the Company or the Guarantors, at

               Pacific Aerospace & Electronics, Inc.
               430 Olds Station Road
               Wenatchee, Washington  98801
               Attention: Mr. Nick Gerde, Chief Financial Officer
               Facsimile No.: (509) 667-9696

               with a copy to:

               Pacific Aerospace & Electronics, Inc.
               110 Main Street, Suite 100
               Edmonds, Washington  98020
               Attention: Sheryl A. Symonds, Esq., General Counsel Facsimile No.: (425) 774-0103


               (ii) if to Post:

               Post Advisory Group, Inc.
               1880 Century Park East, Suite 820

               Los Angeles, California  90067
               Attention: Carl Goldsmith
               Facsimile No.: (310) 407-0951

               with a copy to:

               Sidley & Austin
               555 West Fifth Street, 40th Floor
               Los Angeles, California 90013
               Attention: Gary Cohen, Esq.
               Facsimile No.: (213) 896-6600

               Any notice shall be deemed to have been duly given when delivered by hand, if personally delivered, and if sent by mail, two Business Days after being deposited in the mail, postage prepaid.

          5.2  Survival. All warranties and representations (as of the date such
               --------
warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Exchange Common Stock.

          5.3  Successors and Assigns. Except as otherwise expressly provided
               ----------------------
herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

          5.4  Amendment and Waiver, etc. This Agreement may be amended, and the
               -------------------------
observance of any term of this Agreement may be waived, but only with the written consent of each of the parties hereto.

          5.5  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts each of which shall be an original and all of which together shall constitute one and the same instrument.

          5.6  Severability. In the event that any one or more of the provisions
               ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          5.7  Governing Law. This Agreement shall be construed in accordance
               -------------
with and governed by the law of the State of Washington.

          5.8  Expenses. Each of the parties to this Agreement shall pay all
               --------
costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

          5.9  Entire Agreement. This Agreement, together with all exhibits,
               ----------------
including any schedules hereto constitutes the entire agreement among the parties pertaining to the exchange of securities as contemplated herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties on such matter.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                              Pacific Aerospace & Electronics, Inc.,
                              a Washington corporation



                              By: /s/ Donald A. Wright
                                  ---------------------------------------------
                                  Name:   Donald A. Wright
                                  Title:  President and Chief Executive Officer



                              Post Advisory Group, Inc.,
                              a California corporation



                              By:  /s/ Lawrence A. Post
                                   ----------------------------
                                   Lawrence A. Post
                                   President



                              Balo Precision Parts, Inc.,



                              By:  /s/ Donald A. Wright
                                   ----------------------------
                                   Donald A. Wright
                                   Executive Vice President



                              Cashmere Manufacturing Co., Inc.



                              By:  /s/  Donald A. Wright
                                   -----------------------------
                                   Donald A. Wright
                                   Executive Vice President

                              Ceramic Devices, Inc.



                              By:  /s/  Donald A. Wright
                                   -----------------------------
                                   Donald A. Wright
                                   Executive Vice President



                              Electronic Specialty Corporation



                              By:  /s/  Donald A. Wright
                                   -----------------------------
                                   Donald A. Wright
                                   Executive Vice President



                              Aeromet America, Inc.



                              By:  /s/  Donald A. Wright
                                   -----------------------------
                                   Donald A. Wright
                                   Executive Vice President



                              Northwest Technical Industries, Inc.



                              By:  /s/  Donald A. Wright
                                   -----------------------------
                                   Donald A. Wright
                                   Executive Vice President

                              Pacific Coast Technologies, Inc.



                              By:  /s/  Donald A. Wright
                                   ---------------------------
                                   Donald A. Wright
                                   Executive Vice President



                              Seismic Safety Products, Inc.



                              By:  /s/  Donald A. Wright
                                   ---------------------------
                                   Donald A. Wright
                                   Executive Vice President



                              PA&E International, Inc.



                              By: /s/  Donald A. Wright
                                  ---------------------------
                                  Donald A. Wright
                                  Executive Vice President



                              Skagit Engineering & Manufacturing, Inc.



                              By: /s/  Donald A. Wright
                                  ---------------------------
                                  Donald A. Wright
                                  Executive Vice President

                                   EXHIBIT A


Exhibit A - Subsidiary Guarantee - is omitted from the Exchange Agreement, dated as of March 10, 2000, between Pacific Aerospace & Electronics, Inc. and its U.S. subsidiaries and Post Advisory Group, Inc., filed as Exhibit 2.2 to the foregoing quarterly report on Form 10-Q, pursuant to Regulation S-K, item 601(b)(2). The Company agrees to furnish supplementally a copy of the omitted exhibit to the Securities and Exchange Commission upon request.